UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2016 (April 28, 2016)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2016, Wuhan Kingold Jewelry Company Limited (“Wuhan Kingold”), the controlled subsidiary of Kingold Jewelry, Inc. (the “Company”), and Shanghai AJ Trust Co., Ltd. (“AJ Trust”) entered into a gold income right transfer and repurchase agreement of AJ Trust & Wuhan Kingold Jewelry gold income right collective fund trust plan (the “Agreement”). According to the Agreement, Wuhan Kingold shall transfer to AJ Trust the income right to Wuhan Kingold’s Au99.99 gold worth at least RMB 412.5 million based on the closing price of gold on the most recent trading day at the Shanghai Gold Exchange (the “Gold Income Right”). AJ Trust will use the trust find in AJ Trust & Wuhan Kingold Jewelry gold income right collective fund trust plan (the “Trust Plan”) to receive the Gold Income Right. AJ Trust has paid Wuhan Kingold the transfer price of RMB 300 million (approximately $44 million) which will be used by Wuhan Kingold for gold raw material purchase. Wuhan Kingold will repurchase the Gold Income Right in several installments. The last installment will be paid 24 months after the establishment of the Trust Plan.

Wuhan Kingold’s obligations, responsibilities, representations and warranties, and commitments under the Agreement are secured by (1) Mr. Zhihong Jia, our CEO and Chairman, pursuant to a guarantee agreement signed by Mr. Zhihong Jia and AJ Trust; and (2) Wuhan Kingold’s pledged Au99.99 gold worth at least RMB 412.5 million based on the closing price of gold on the most recent trading day at the Shanghai Gold Exchange when pledging, pursuant to a pledge agreement signed by Wuhan Kingold and AJ Trust. If the gold price decreases by 15% or more during any day of the trust term, Wuhan Kingold must supplement enough gold as pledge so the total value of the total pledged gold is worth at least RMB 412.5 million based on the closing price of gold on that day at the Shanghai Gold Exchange.

The repurchase obligation may be accelerated under certain conditions, including upon breach of representations or warranties, certain cross-defaults, upon the occurrence of certain material events affecting the financial viability of Wuhan Kingold, and other customary conditions.

An English translation of the notarized Agreement is filed as Exhibits 10.1 hereto. The foregoing summary of the Agreement is qualified in its entirety by reference to such agreement, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	The Gold Income Right Transfer and Repurchase Agreement (English translation), dated April 28, 2016, between Wuhan Kingold Jewelry Company Limited and Shanghai AJ Trust Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Zhihong Jia
Name: Zhihong Jia Title: Chief Executive Officer

Date: July 25, 2016